UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2011 (October 14, 2011)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA		95035
(Address of Principal Executive Offices)		(Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 14, 2011, the Board of Directors (the “Board”) of JDS Uniphase Corporation (the “Company”) appointed Keith Barnes as a director of the Company, effective October 15, 2011. Mr. Barnes will serve as one of the Company’s Class II directors until the 2012 annual meeting of stockholders or until his earlier resignation or removal.

Mr. Barnes served as Chief Executive Officer of Verigy Ltd, from 2006 through 2010 and Chairman of the Board from 2008 through June 2011, when the company was acquired by Advantest. From 2003 through 2006, Mr. Barnes was Chairman and Chief Executive Officer of Electroglas, Inc., an integrated circuit probe manufacturer. From August 1998 to October 2003, Mr. Barnes was Vice Chairman of the Board of Directors of Oregon Growth Account and a management consultant. He served as Chief Executive Officer of Integrated Measurement Systems, Inc. (“IMS”), a manufacturer of engineering test stations and test software, from 1995 until 2001, and also as Chairman of the Board of Directors of IMS from 1998 through 2001 when it was acquired by Credence Systems Corporation. Prior to becoming Chief Executive Officer of IMS, Mr. Barnes was a Division President at Valid Logic Systems and later Cadence Design Systems. Mr. Barnes serves on the Board of Spansion, Inc. and is a director of the San Jose State University Foundation Board. Mr. Barnes earned his BSES degree from California State University, San Jose.

The Board determined that Mr. Barnes’ extensive management experience as chief executive officer of several technology companies, test and measurement industry background, and international sales and marketing knowledge will bring important perspective and expertise to the Company. Additionally, Mr. Barnes’ experience as a board member for several public technology companies will enable him to significantly contribute as a board member.

Mr. Barnes received an initial equity grant of 17,969 restricted stock units (the “New Director Grant”) under the Company’s Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”). The New Director Grant was valued at $200,000, pursuant to the Company’s compensation policies for new non-employee directors as adopted by the Board, with the number of shares determined based upon the average price of the Company’s shares on the NASDAQ Stock Market for the 30 calendar days preceding the grant date. The New Director Grant will vest annually in three equal installments on each anniversary of the grant date.

The Company and Mr. Barnes also entered into the Company’s standard form of director indemnification agreement (the “Indemnification Agreement”), providing for the Company to indemnify Mr. Barnes as a director of the Company for certain potential risks as specified in the Indemnification Agreement. A copy of the Company’s form of Indemnification Agreement is attached as Exhibit 10.9 to the Current Report on Form 8-K which the Company filed with the Securities and Exchange Commission on August 15, 2011, and is incorporated by reference herein.

(e) On October 14, 2011, the Board approved an annual base salary for Thomas Waechter, the Company’s Chief Executive Officer and President of $800,000, effective October 9, 2011.

On October 14, 2011, the Compensation Committee of the Board approved annual base salaries, effective October 9, 2011, for the following named executive officers of the Company:

•	David Vellequette, Executive Vice President and Chief Financial Officer, $440,000;

•	Alan Lowe, Executive Vice President and President, Communications and Commercial Optical Products, $520,000;

•	Rex Jackson, Senior Vice President, Business Services, $380,000; and

•	David Heard, Executive Vice President and President, Communications Test & Measurement, $425,000.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On October 14, 2011, the Board approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaw Amendment”) to (i) increase the number of directors from nine (9) to ten (10), effective immediately, and (ii) to decrease the number of directors from ten (10) to eight (8), effective November 16, 2011.

The above description is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, which are attached hereto as Exhibit 3.5 and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On October 18, 2011, the Company issued a press release announcing the appointment of Keith Barnes to the Board of Directors. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including information incorporated herein by reference, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.5	Amended and Restated Bylaws of JDS Uniphase Corporation, effective as of October 14, 2011.

99.1	Press release, dated October 18, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Andrew Pollack
Andrew Pollack Vice President, General Counsel and Secretary

October 18, 2011